
                                                  20TH CENTURY INDUSTRIES AND SUBSIDIARIES


EXHIBIT 11:   COMPUTATION OF EARNINGS PER COMMON SHARE


                                         THREE MONTHS ENDED SEPTEMBER 30,     NINE MONTHS ENDED SEPTEMBER 30,
                                         --------------------------------     -------------------------------
                                           1996          1995                      1996           1995
                                           ----          ----                      ----           ----

                                                   (Amounts in thousands, except per share data)
Primary:


Average shares outstanding                 51,465         51,455                   51,461         51,444


Net effect of dilutive stock
    warrants and options based
    on the modified treasury
    stock method using average
    market price                            6,629          5,850                    7,279          5,750
                                         ---------      ---------                ---------      ---------

Totals                                     58,094         57,305                   58,740         57,194
                                         ---------      ---------                ---------      ---------
                                         ---------      ---------                ---------      ---------


Net income                              $  24,345      $  30,132                $  81,856      $  43,325
Dividends on preferred stock               (5,061)        (5,061)                 (15,185)       (14,511)
Net interest expense reduction                  -            169                        -          1,112
                                         ---------      ---------                ---------      ---------
Net income applicable
    to common stock                     $  19,284      $  25,240                $  66,671      $  29,926
                                         ---------      ---------                ---------      ---------
                                         ---------      ---------                ---------      ---------

Earnings per common share               $    0.33      $    0.44                $    1.14      $    0.52
                                         ---------      ---------                ---------      ---------
                                         ---------      ---------                ---------      ---------


                                                                     23



                                                  20TH CENTURY INDUSTRIES AND SUBSIDIARIES


EXHIBIT 11:   COMPUTATION OF EARNINGS PER COMMON SHARE (continued)


                                         Three Months Ended September 30,     Nine Months Ended September 30,
                                         --------------------------------     -------------------------------
                                           1996          1995                      1996           1995
                                           ----          ----                      ----           ----

                                                   (Amounts in thousands, except per share data)
Fully diluted:

Average shares outstandin                   51,465         51,455                   51,461         51,444


Net effect of dilutive stock
    warrants and options based
    on the modified treasury
    stock method using average
    market price or closing price            7,794          5,850                    7,791          5,750

Assuming conversion
    of convertible
    preferred stock                         19,855         19,855                   19,855         19,035
                                         ---------      ---------                ---------      ---------

Totals                                      79,114         77,160                   79,107         76,229
                                         ---------      ---------                ---------      ---------
                                         ---------      ---------                ---------      ---------

Net income                               $  24,345      $  30,132                $  81,856      $  43,325
Net interest expense reduction                   -             27                        -             89
                                         ---------      ---------                ---------      ---------
Net income applicable
    to common stock                      $  24,345      $  30,159                $  81,856      $  43,414
                                         ---------      ---------                ---------      ---------
                                         ---------      ---------                ---------      ---------

Earnings per common share                $    0.31      $    0.39                $    1.04      $   .57 *
                                         ---------      ---------                ---------      ---------
                                         ---------      ---------                ---------      ---------



*  Not presented in the financial statements as the results are anti-dilutive.


                                          23